SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2003

Crown Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-2227	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Selected information from a presentation dated March 19, 2003.

Item 9. Regulation FD Disclosure.

On March 19, 2003, management of Crown Holdings, Inc. made a presentation to certain investors at the Lehman Brothers 2003 High Yield Bond and Syndicated Loan Conference using slides containing the information attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Limitation of Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Thomas A. Kelly Vice President and Controller

Dated: March 19, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Selected information from a presentation dated March 19, 2003.